SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2006

Constellation Brands, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 218-3600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2006, Constellation Brands, Inc., a Delaware corporation (“Constellation”), certain of its subsidiaries, JPMorgan Chase Bank, N.A., as a lender and administrative agent (the “Administrative Agent”), certain other agents, book-runners and arrangers and certain other lenders (such other lenders, together with JPMorgan Chase Bank, N.A., as a lender, are collectively referred to as the “Lenders”) entered into a new Credit Agreement (the “2006 Credit Agreement”).

The 2006 Credit Agreement provides for aggregate credit facilities of $3.5 billion, consisting of a $1.2 billion term loan facility maturing on June 5, 2011 (the “Tranche A Facility”), a $1.8 billion term loan facility maturing on June 5, 2013 (the “Tranche B Facility”), a $500 million revolving credit facility (including commitments for swingline loans of up to $50 million and commitments in respect of letters of credit of up to $200 million) which terminates on June 5, 2011. The 2006 Credit Agreement provides also for Constellation to be able to request prior to June 5, 2012, that Lenders offer to enter into commitments to make incremental term loans to Constellation in U.S. dollars. In the event that one or more Lenders offer to enter into any such commitments, the minimum aggregate principal amount of such incremental term loans shall be no less than $75 million and the aggregate outstanding principal amount of all such incremental term loans shall be no more than $500 million. The required principal payments of the Tranche A Facility are $90 million in fiscal year 2007, $180 million in fiscal year 2008, $210 million in fiscal year 2009, $270 million in fiscal year 2010, $300 million in fiscal year 2011 and $150 million in fiscal year 2012. The required principal payments of the Tranche B Facility are $9 million in fiscal year 2007, and $18 million in each of fiscal years 2008 through 2012, $855 million in fiscal year 2013 and $846 million in fiscal year 2014.

The rate of interest payable under the 2006 Credit Agreement, at Constellation’s option, shall equal LIBOR plus a margin or the greater of the prime rate and the federal funds base rate plus a margin. The margin is adjustable based upon Constellation’s debt ratio, as defined in the 2006 Credit Agreement, and with respect to LIBOR borrowings ranges between 1.00% and 1.50%. The initial LIBOR margin for the revolving credit facility and the Tranche A Facility is 1.25%, while the LIBOR margin on the Tranche B Facility is 1.50%.

The obligations under the 2006 Credit Agreement are guaranteed by certain subsidiaries of Constellation. The obligations under the 2006 Credit Agreement are also secured by a pledge of (i) 100% of the ownership interests in certain of Constellation’s United States subsidiaries and (ii) 65% of the voting capital stock of certain of Constellation’s foreign subsidiaries.

The 2006 Credit Agreement sets forth certain representations and warranties of Constellation to the Administrative Agent and the Lenders. Constellation and its subsidiaries are also subject to covenants that are contained in the 2006 Credit Agreement, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, mergers and consolidations, disposition or acquisition of property, the payment of dividends, transactions with affiliates and the making of certain investments, in each case subject to numerous conditions, exceptions and thresholds. The financial covenants are limited to maximum total debt and senior debt coverage ratios and minimum interest and fixed charge coverage ratios.

The 2006 Credit Agreement provides for specified events of default some of which provide for grace periods, including failure to pay any principal or interest when due, any representation or warranty made by Constellation proving to be incorrect in any material respect, failure to comply with covenants or conditions, defaults relating to other material indebtedness, certain insolvency or receivership events affecting Constellation or its subsidiaries, Constellation or its subsidiaries becoming subject to certain judgments, a change in control of Constellation, or a defect in the Lenders’ lien against the collateral securing the obligations under the 2006 Credit Agreement.

In the event of a default, the Administrative Agent may, and at the request of the requisite number of Lenders must, take either or both of the following actions: (i) terminate the Lenders’ commitments to make loans under the 2006 Credit Agreement; and (ii) declare all obligations under the 2006 Credit Agreement immediately due and payable. For certain events of default related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding obligations of Constellation will become immediately due and payable.

Constellation has used the proceeds of borrowings under the 2006 Credit Agreement to repay the outstanding obligations under its 2004 Credit Agreement (as defined below), to fund the acquisition of Vincor International Inc. (“Vincor”), a corporation existing under the laws of Canada, and to repay certain indebtedness of Vincor. Constellation intends to use the remaining availability under the 2006 Credit Agreement to fund working capital requirements.

As of June 5, 2006, under the 2006 Credit Agreement Constellation had outstanding revolving credit loans of $150 million aggregate principal amount bearing an interest rate of LIBOR plus a margin of 1.25%, swingline loans of approximately $38 million aggregate principal amount bearing an interest rate equal to the federal funds base rate plus a margin of 0.25%, Tranche A Facility loans of $1.2 billion aggregate principal amount bearing an interest rate of LIBOR plus a margin of 1.25%, Tranche B Facility loans of $1.8 billion aggregate principal amount bearing an interest rate of LIBOR plus a margin of 1.50%, no outstanding incremental term loans, issued and outstanding revolving letters of credit of approximately $72 million and approximately $240 million principal amount in revolving loans available to be drawn.

Certain of the Lenders, the Administrative Agent and certain other parties under the 2006 Credit Agreement were lenders, agents and parties under the 2004 Credit Agreement, and certain of such Lenders, the Administrative Agent and other parties under the 2006 Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Constellation and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The above description of the 2006 Credit Agreement is qualified in its entirety by the terms of the 2006 Credit Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Constellation has in place indentures pursuant to which it has issued debt securities that are guaranteed by certain of its subsidiaries. In order to align the guarantors under the indentures with those providing guarantees under the 2006 Credit Agreement, effective June 5, 2006, Constellation designated certain of its subsidiaries as “unrestricted subsidiaries” under the terms of those indentures. Upon such designation, such subsidiaries were released from their guarantees under the indentures. Constellation is restricted under the indentures from engaging in certain transactions involving such subsidiaries, such as providing them with credit support, until such designation is revoked and such subsidiaries are designated “restricted subsidiaries.” Constellation redesignated such subsidiaries as “restricted subsidiaries” under such indentures effective June 7, 2006.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the matters described under Item 1.01, which description is incorporated herein by reference, the prior Credit Agreement dated as of December 22, 2004 among Constellation, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as a lender and administrative agent, and certain other lenders, agents and other parties thereto (the “2004 Credit Agreement”), was terminated on June 5, 2006. At the time of termination, the outstanding credit facilities under the 2004 Credit Agreement consisted of a $305 million aggregate principal amount term loan facility maturing on November 30, 2010 (the “2004 Tranche A”), a $1.409 billion aggregate principal amount term loan facility maturing on November 30, 2011 (the “2004 Tranche B”), and $104 million aggregate principal amount of outstanding revolving credit loans and swingline loans

(excluding issued and outstanding letters of credit of approximately $39 million) which was to expire on December 22, 2010.

Constellation did not incur any material early termination penalties in connection with the termination of the 2004 Credit Agreement.

Certain of the lenders, agents and other parties under the 2004 Credit Agreement are parties under the 2006 Credit Agreement, and certain of such lenders, agents and other parties under the 2004 Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Constellation and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The above description of the 2004 Credit Agreement is qualified in its entirety by the terms of the 2004 Credit Agreement, which has previously been filed as Exhibit 4.1 to Constellation’s Current Report on Form 8-K dated December 22, 2004, filed December 29, 2004.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 5, 2006, Constellation issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing the completion of Constellation’s acquisition of all of the outstanding common shares of Vincor.

The information in the press release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934, or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 8.01.	Other Events.

On June 5, 2006, Constellation completed its previously announced acquisition of Vincor. The acquisition was completed under the terms of an Arrangement Agreement (the “Arrangement Agreement”) among Constellation, Constellation Canada Holdings Limited, a wholly-owned subsidiary of Constellation (“Constellation Canada”) and Vincor, dated April 2, 2006, as amended effective as of April 21, 2006, and a statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act. Vincor shareholders approved the acquisition by Constellation, through Constellation Canada, of all outstanding common shares of Vincor (other than those directly or indirectly owned by Constellation and its affiliates) for Cdn$36.50 per common share in cash. Total cash consideration paid by Constellation Canada for the common shares of Vincor was approximately Cdn$1.23 billion. In addition, Vincor’s debt was assumed, substantially all of which was repaid by Constellation upon the completion of the acquisition.

The total transaction value was approximately Cdn$1.58 billion, which included equity, Vincor net debt and Constellation’s estimated direct acquisition costs. The transaction was previously announced by Constellation in its Current Report on Form 8-K dated April 2, 2006, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2006.

The above description of the Arrangement Agreement and the Arrangement is qualified in its entirety by the terms of the Arrangement Agreement, which was included as an exhibit to the Current Report on Form 8-K dated April 2, 2006, filed by Constellation with the SEC on April 3, 2006.

Vincor is Canada’s leading wine company with a presence in the United States, United Kingdom, Australia and New Zealand. Vincor has wineries in British Columbia, Ontario, Quebec, New Brunswick, California, Washington State, Western Australia and New Zealand and its brands include Jackson-Triggs and Inniskillin from Canada, Kumala from South Africa, Kim Crawford from New Zealand, Toasted Head from California and Goundrey from Australia.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Shell company transactions

Not applicable.

(d)	Exhibits

The following exhibits are furnished or filed as part of this Form 8-K:

Exhibit No.	Description

4.1	Credit Agreement, dated as of June 5, 2006, among Constellation, the Subsidiary Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Bookrunners, and The Bank of Nova Scotia and SunTrust Bank, as Co-Documentation Agents.

99.1	Press Release dated June 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2006	CONSTELLATION BRANDS, INC.

	By:	/s/ Thomas S. Summer
	Name:	Thomas S. Summer
	Title:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT
Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION
Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS
Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Credit Agreement, dated as of June 5, 2006, among Constellation, the Subsidiary Guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Bookrunners, and The Bank of Nova Scotia and SunTrust Bank, as Co-Documentation Agents.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW
Not Applicable.

(14)	CODE OF ETHICS
Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT
Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR
Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS
Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL
Not Applicable.

(24)	POWER OF ATTORNEY
Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	Press Release dated June 5, 2006.

(100)	XBRL-RELATED DOCUMENTS
Not Applicable.